Exhibit 107.1
Calculation of Filing Fee Tables
Rule
424
(b)(2)
(Form Type)
Citigroup Inc.
(Exact Name of Registrant as
Specified
in its
Charter
)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.542% Fixed Rate / Floating Rate Notes due 2030	Rule 457(r) and 457(p)	$3,000,000,000	100%	$3,000,000,000	0.00014760	$442,800	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,000,000,000		$442,800

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$442,800
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $3,000,000,000.